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                                                                 EXHIBIT 23 (ii)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of RVM Industries, Inc. and Subsidiaries, as reporting company successor to Ravens Metal Products, Inc., on Form S-8 of our report dated June 6, 1997 on our audit of the consolidated financial statement of operations of RVM Industries, Inc. for the year ended March 31, 1997, which report is included in this Annual Report on Form 10-K.

                                                 /S/ PRICEWATERHOUSECOOPERS LLP

Cleveland, Ohio
June 25, 1999



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